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                                                                    Exhibit 21.1

                         THE GREENBRIER COMPANIES, INC.
                              LIST OF SUBSIDIARIES

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

                                                                                             Names Under
                                                                            State of         Which Does
                              Name                                        Incorporation       Business
                              ----                                        -------------       --------
Autostack Corporation                                                          OR                N/A

Autostack General Partner, Inc.                                                DE                N/A

Autostack Partners Limited Partnership                                         DE                N/A

Greenbrier Capital Corporation (formerly known as Greenbrier
 Intermodal, Inc.)                                                             CA                N/A

Greenbrier Equipment Services, Inc.                                            CA                N/A

Greenbrier Rental Services, Inc.                                               CA                N/A

Greenbrier Leasing Corporation                                                 DE            Greenbrier
                                                                                             Intermodal
Greenbrier Partners, Inc.                                                      CA                N/A

Redon General Partnership                                                      GA                N/A

Greenbrier Partners Limited Partnership                                        CA                N/A

Greenbrier Rail Car Services, Inc.                                             DE                N/A

Greenbrier Railcar, Inc.                                                       DE                N/A

Greenbrier Transportation, Inc.                                                DE                N/A

Greenbrier Transportation Limited Partnership                                  DE                N/A

Gunderson, Inc. (formerly known as BW Industries, Inc.)                        OR                N/A

Gunderson Leasing, Inc.                                                        OR                N/A

Gunderson Marine, Inc.                                                         OR                N/A

Gunderson Springfield, Inc. (formerly known as Gunderson Rail Car
   Services, Inc.)                                                             OR                N/A

Gunderson Wheel Services, Inc.                                                 OR                N/A

Tolan O'Neal Transportation & Logistics, Inc.                                  WA                N/A

2441001 Nova Scotia Limited                                               Nova Scotia,
                                                                             Canada              N/A

Trenton Works Limited                                                     Nova Scotia,
                                                                             Canada              N/A
Superior Transportation Systems, Inc.                                          OR                N/A
Interamerican Logistics Inc.                                                Ontario,
                                                                             Canada              N/A

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